Exhibit 99.1

PRELIMINARY PROXY CARD

C/O MSQ VENTURES

12 E. 49TH ST., 17TH FLOOR

NEW YORK, NY 10017

ARISZ ACQUISITION CORP.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARISZ ACQUISITION CORP.

The undersigned hereby appoints _______________ and _________________ as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of AriszArisz Acquisition Corp. (“Arisz”) held of record by the undersigned on __________, 202__ at the special meeting of stockholders to be held on ______________, 202__, or any postponement or adjournment thereof. Arisz has determined that the special meeting of stockholders will be a virtual meeting conducted exclusively via live webcast to facilitate stockholder attendance and participation. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting of stockholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the special meeting of stockholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 5 BELOW. ARISZ’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL AND DIRECTOR NOMINEE.

The Redomestication Merger Proposal (Proposal 1). To approve the merger of Arisz with and into PubCo, its wholly owned Cayman Islands subsidiary, with PubCo surviving the merger. The merger will change Arisz’s place of incorporation from Delaware to the Cayman Islands. We refer to this as the “Redomestication Merger.” This proposal is referred to as the “Redomestication Merger Proposal”.

☐	FOR	☐	AGAINST	☐	ABSTAIN

The Acquisition Merger Proposal (Proposal 2). To approve the authorization for PubCo’s board of directors to complete the merger of Merger Sub with and into BitFuFu, resulting in BitFuFu becoming a wholly owned subsidiary of PubCo. We refer to this as the “Acquisition Merger.” This proposal is referred to as the “Acquisition Merger Proposal”.

☐	FOR	☐	AGAINST	☐	ABSTAIN

The Nasdaq Proposal (Proposal 3). To approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 160,000,000 PubCo Ordinary Shares in connection with the Business Combination and related financings, which we refer to as the “Nasdaq Proposal”.

☐	FOR	☐	AGAINST	☐	ABSTAIN

The Governance Proposal (Proposal 4). To approve the Governance Proposals, which we refer to as the “Governance Proposals”.

Governance Proposal A — The Redomestication Merger

To approve the merger of Arisz with and into PubCo, its wholly owned Cayman Islands subsidiary, with PubCo surviving the merger. The merger will change Arisz’s place of incorporation from Delaware to the Cayman Islands.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

Governance Proposal B — The Acquisition Merger

To approve the authorization for PubCo’s board of directors to complete the merger of Merger Sub with and into BitFuFu, resulting in BitFuFu being the surviving company and becoming a wholly owned subsidiary of PubCo.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

Governance Proposal C — Authorized Shares of Common Stock

The Current Charter authorizes the issuance of up to 15,000,000 shares of common stock, par value $0.0001 per share, whereas the PubCo’s Memorandum and Articles of Association authorizes 500,000,000 PubCo Ordinary Shares, consisting of (1) 300,000,000 Class A Ordinary Shares, each is entitled to one vote, and (2) 200,000,000 Class B Ordinary Shares, each is entitled to five votes.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

Governance Proposal D — Provisions Applicable to Blank Check Companies

Under the Current Charter, Article Sixth sets forth various provisions related to Arisz’s operation as a blank check company prior to the consummation of an initial business combination, whereas the PubCo’s Memorandum and Articles of Association does not include these blank check company provisions. In addition, the Current Charter provisions requiring that the proceeds from Arisz’s IPO be held in a trust account until a business combination or liquidation of Arisz and the terms governing the consummation of a proposed business combination are not present in the PubCo Memorandum and Articles of Association.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

Governance Proposal E — Voting Threshold for Director Removal

The Current Charter requires the approval of more than 66-2/3rd% of the voting power of Arisz’s then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove directors, whereas PubCo’s Memorandum and Articles of Association provides that the removal of directors will require a resolution of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote at a general meeting of PubCo, or a unanimous written resolution of the PubCo shareholders entitled to vote.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

The Adjournment Proposal (Proposal 5). To approve the adjournment of the Special Meeting in the event Arisz does not receive the requisite stockholder vote to approve any of the above Proposals. This proposal is called the “Adjournment Proposal” or “Proposal No. 5.”

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.